===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Sterling Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[STERLING BANCSHARES LOGO]


2001
NOTICE OF
ANNUAL MEETING
AND
PROXY STATEMENT



MONDAY, APRIL 23, 2001
AT 2:00 P.M. LOCAL TIME
DOUBLETREE HOTEL POST OAK
2001 POST OAK BOULEVARD
HOUSTON, TEXAS  77056

                           STERLING BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2001

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders (the "Meeting") of Sterling Bancshares, Inc. (the "Company") will be held at the Doubletree Hotel at 2001 Post Oak Boulevard, Houston, Texas at 2:00 p.m., local time, on Monday, April 23, 2001, for the following purposes:

     1. To elect seven Class III directors for three-year terms ending at the 2004 Annual Meeting of Shareholders, or until their successors have been elected and qualified.

     2. To approve an amendment to the Company's 1994 Stock Incentive Plan (as amended and restated) as more fully described in the Proxy Statement for the Meeting.

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for its fiscal year ending December 31, 2001.

     4. To act on such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on March 5, 2001 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the executive offices of the Company, 15000 Northwest Freeway, Houston, Texas 77040. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     You are cordially invited and urged to attend the Meeting. If, however, you are unable to attend the Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.


                                                  /s/ James W. Goolsby, Jr.
                                                  James W. Goolsby, Jr.
                                                  Assistant Secretary

March 23, 2001



                            YOUR VOTE IS IMPORTANT.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           STERLING BANCSHARES, INC.

                                PROXY STATEMENT
                                ---------------

           SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

GENERAL

          The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Sterling Bancshares, Inc., a Texas corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders (the "Meeting") to be held on Monday, April 23, 2001 at 2:00 p.m., local time, at the Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas, for the purposes set forth in the accompanying Notice and at any recess or adjournment thereof. Holders of record of the Company's common stock par value $1.00 per share ("Common Stock"), at the close of business on March 5, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 26,292,373 shares of Common Stock outstanding and entitled to vote.

          The Company's principal executive offices are located at 15000 Northwest Freeway, Houston, Texas 77040. This proxy statement and accompanying proxy are first being mailed to shareholders of record on or about March 23, 2001.

VOTING

          Holders of Common Stock are entitled to one vote per share. The presence at the Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. A plurality vote is required for the election of the directors in Proposal Number 1. Accordingly, if a quorum is present at the Meeting, the seven persons receiving the greatest number of votes will be elected as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors.

          All other matters to be voted on at the Meeting will be decided by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Meeting. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

REVOCABILITY OF PROXIES

          The accompanying proxy card, even though executed and returned, may be revoked at any time prior to being voted by notifying the Secretary in writing or by appearing in person and voting at the Meeting.

SOLICITATION

          The Company will bear the full cost of preparing, assembling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional materials that may be furnished to shareholders and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners. The solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or other form of direct communication by officers, directors, and regular employees of the Company or its subsidiaries, who will not be additionally compensated therefor, or by a proxy solicitation service that may be engaged at the expense of the Company.

                                 ANNUAL REPORT

          The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is being furnished with this Proxy Statement to shareholders of record on the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

                               PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

          The Board currently consists of 21 directors. Willis J. Hargrave, Jr.'s term as a director expires at this Meeting. In accordance with the Company's Restated By-Laws, the members of the Board are divided into three classes: Class I, Class II, and Class III, respectively. The Company's Restated By-Laws provide further that the classes shall be as nearly equal in number as possible. The term of office of the Class III directors expires at the Meeting. The Class I and Class II directors are serving terms that expire at the annual meetings of shareholders in 2002 and 2003, respectively. The proxies solicited hereby cannot be voted for more than seven nominees.

          Sterling Bank, the Company's principal banking subsidiary (the "Bank"), has a board of directors that is comprised of five inside directors and three outside directors. The ownership and supervision of the Bank represents the Company's principal business activity. Accordingly, a substantial amount of time and attention of the Board of the Company and the board of directors of the Bank is devoted to reviewing the financial performance, business activities, strategic developments, and corporate affairs of the Bank. Two of the inside directors of the Bank (George Martinez and J. Downey Bridgwater) and all three outside directors of the Bank (Raimundo Riojas E., Bruce J. Harper, and Howard Tellepsen) also serve on the Company's Board. The other inside directors of the Bank are officers of the Company and/or the Bank. The shareholders of the Company do not have the right to vote upon the election of the directors of the Bank and this matter is not being presented to the Company's shareholders at the Meeting.

          CLASS III NOMINEES. The Board has nominated seven individuals for election as Class III directors: J. Downey Bridgwater, John H. Buck, James D. Calaway, Bruce J. Harper, Glenn H. Johnson, George Martinez and Steven F. Retzloff. Messrs. Bridgwater, Buck, Harper, Johnson, Martinez and Retzloff have served as a Class III director since the 1998 annual meeting of shareholders. Mr. Calaway was appointed as a Class III director in October 2000 and is being renominated at this Meeting. Each of the nominees has consented to be named in this Proxy Statement and to serve, as director, if elected.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS III DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY CARD, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS III DIRECTORS.

          Shareholders may not cumulate their votes in the election of directors. Each of the Class III nominees shall be elected by a plurality of votes cast in the election by holders of Common Stock represented and entitled to vote at the Meeting, assuming the existence of a quorum. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for any reason, then the shares represented by the proxy will be voted "FOR" the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who may become unavailable. Discretionary authority to do so is included in the proxy. The following table sets forth certain information concerning the persons who have been nominated for election as Class III directors and the other current directors of the Company who are not standing for election.

                                                                                       DIRECTOR
NAME                                         DESCRIPTION                    AGE        SINCE          DIRECTOR CLASS
----                                         -----------                    ---        --------       --------------
J. Downey Bridgwater             President and Director of the              43           1998          Class III Nominee
 (1)(2)(3)(4)                    Company and the Bank
L. S. "Pat" Brown (3)            Director                                   68           1994          Class I
John H. Buck (5)                 Director                                   58           1996          Class III Nominee
James D. Calaway (6)             Director                                   43           2000          Class III Nominee
Charles I. Castro (2)            Director                                   68           1999          Class I
James M. Clepper (3)             Director                                   55           1997          Class II
W. Paris Gibbs, Jr. (5)          Director                                   68           1994          Class I
Bruce J. Harper (1)              Director                                   66           1996          Class III Nominee
David L. Hatcher (5)             Director                                   58           1999          Class II
Glenn H. Johnson (7)             Director                                   60           1990          Class III Nominee
James J. Kearney (8)             Director                                   57           1995          Class II
Paul Michael Mann, M.D. (9)      Director                                   59           1998          Class I
George Martinez (1)(4)(8)        Chairman and Director of the               59           1980 (10)     Class III Nominee
                                 Company and  the Bank
David B. Moulton (2)             Director                                   61           1999          Class II
G. Edward Powell (7)             Director                                   64           2000          Class II
Christian A. Rasch (8)           Director                                   38           1996          Class I
Thomas A. Reiser (6)             Director                                   49           1994          Class I
Steven F. Retzloff (2)           Director                                   44           1988          Class III Nominee
Raimundo Riojas E.  (1)          Director                                   61           1994          Class II
Howard T. Tellepsen (1)          Director                                   56           1994 (10)     Class I

____________________

(1)  Member of the Executive Committee
(2)  Member of the Asset Quality Committee
(3)  Member of the Service Quality Committee
(4)  Member of the Director Compensation Committee
(5)  Member of the Human Resources Programs Committee
(6)  Member of the Information Technology Committee
(7)  Member of the Audit Committee
(8)  Member of the Asset/Liability Management Committee
(9)  Member of the Trust Administrative Committee
(10) Includes prior service as a director of the Bank

     The following is a brief biographical summary of the directors and executives officers of the Company.

     J. Downey Bridgwater (Class III Nominee) was elected President of the Company and the Bank on December 29, 1997. From January 1996 until his election as President, he was the CEO of the Bank's Memorial Office.

     L.S. "Pat" Brown (Class I) has been a director of the Company since 1994. Mr. Brown has been Chairman of Brown & Gay Engineers, Inc., an engineering firm based in Houston, Texas since January 1998. From March 1975 to January 1998, Mr. Brown served as President of that company.

     John H. Buck (Class III Nominee) has been a director of the Company since 1996. Mr. Buck has been a partner in the Houston law firm of Buck, Keenan & Gage, L.L.P. since 1990.

     James D. Calaway (Class III Nominee) has been a director of the Company since October 2000. Mr. Calaway has been a Chairman of Digicontract, Inc.; an Internet based software company, since October 2000. Mr. Calaway was President and Chief Operating Officer of Edge Petroleum Corp., a publicly traded independent energy company, from December 1996 to January 2000. From January 1996 until November 1996, Mr. Calaway was an advisor to Edge Petroleum Corp.

     Charles I. Castro (Class I) has been a director of the Company since 1999. Mr. Castro has been President and CEO of C.I. Castro Manufacturing, a children's clothing manufacturer, for more than the last five years. Mr. Castro also served as Chairman of the Board of Hometown Bancshares, Inc. and its subsidiary bank, Clear Lake National Bank, prior to the merger with the Company in November 1998.

     James M. Clepper (Class II) has been a director of the Company since 1997. Mr. Clepper has been the President, Chief Executive Officer and sole shareholder of Southwest Solvents & Chemicals, an independent chemical distributor based in Houston, Texas, for more than the last five years.

     W. Paris Gibbs, Jr. (Class I) has been a director of the Company since 1994. Mr. Gibbs is currently retired. Prior to his retirement in 1994, he was Chairman of the Bank's Mangum Office from March 1994 to July 1995. From 1970 to March 1994, Mr. Gibbs was the President of Guardian Bancshares, Inc. and its subsidiary, Guardian Bank, prior to the merger of Guardian Bancshares, Inc. with the Company.

     Bruce J. Harper (Class III Nominee) has been a director of the Company since 1996. Mr. Harper is a certified public accountant who currently advises business owners on developing strategies to improve operational effectiveness. From formation in 1962 until January 1998, Mr. Harper served as president and Chief Executive Officer of Harper & Pearson Company, a Houston accounting and consulting firm, with emphasis on serving financial institutions and owner-managed businesses.

     David L. Hatcher (Class II) has been a director of the Company since 1999. Mr. Hatcher has been President and CEO of KMP Chemicals, Inc., a specialty chemical manufacturer, for more than the last five years. Mr. Hatcher also serves as a director of KMG Chemicals, Inc., a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended.

     Glenn H. Johnson (Class III Nominee) has been a director of the Company since 1990. Mr. Johnson has been a shareholder in the Houston law firm of Johnson & Wurzer, P.C. since 1973.

     James J. Kearney (Class II) has been a director of the Company since 1995. Mr. Kearney has been Senior Vice President for the Houston, Texas office of Robert W. Baird & Co., a New York Stock Exchange investment banking and securities brokerage firm, since January 2001. From 1974 until December 2000, Mr. Kearney was Senior Vice President and Director of the Private Client Group for the Houston, Texas office of SG Cowen & Co., a New York Stock Exchange investment banking and securities brokerage firm.

     Paul Michael Mann, M.D. (Class I) has been a director of the Company since 1998. Dr. Mann has been an eye surgeon with Mann/Berkley Eye Center, an eye surgery clinic based in Houston, Texas that specializes in corrective eye surgery, for more than the last five years.

     George Martinez (Class III Nominee) has been Chairman of the Company since 1994, Chairman of the Bank since December 1989, and Chief Financial Officer of the Company and the Bank from January 1997 until March 2001. Prior to 1994, Mr. Martinez was President of the Company.

     David B. Moulton (Class II) has been a director of the Company since 1999. Mr. Moulton is currently retired. Prior to his retirement in 1999, he was Chairman and CEO of Houston Commerce Bank (and its parent company, B.O.A. Bancshares, Inc.) from March 1996 until its operations were merged into the Company in October 1999. From March 1986 to June 1996, Mr. Moulton served as Chairman and CEO of National Commerce Bank, Houston, Texas.

     G. Edward Powell (Class II) has been a director since 2000. Mr. Powell is a certified public accountant and consultant who currently advises emerging and middle market businesses. From 1982 until his retirement in 1994, Mr. Powell served as the managing partner of the Houston office of Price Waterhouse & Co., a major public accounting and consulting firm.

     Christian A. Rasch (Class I) has been a director since 1998. Mr. Rasch has been a director of Sucsova Investments Corp., an investment company with interests primarily in agricultural, trading and financial enterprises, for more than the past five years.

     Thomas A. Reiser (Class I) has been a director of the Company since 1994. Mr. Reiser has been the Chairman and CEO of Technical Risks, Inc., a specialized insurance agency based in Houston, Texas, for more than the past five years.
Mr. Reiser also serves as a director of Texoil, Inc., which is a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

     Steven A. Retzloff (Class III Nominee) has been a director since 1988. Mr. Retzloff has been President of Retzloff Industries, Inc., a manufacturer of trailers based in Houston, Texas, for more than the past five years.

     Raimundo Riojas E. (Class II) has been a director since 1994. Mr. Riojas has been the President of Duwest, Inc., a joint venture of Westrade, Inc. and E.I. Dupoint de Nemours, engaged in the distribution of agricultural chemical products, for more than the past five years.

     Howard T. Tellepsen (Class I) has been a director since 1994. Mr. Tellepsen has been Chairman and CEO of Tellepsen Corporation, a commercial construction firm based in Houston, Texas, for more than the past five years.

     ADVISORY DIRECTORS. F. Richard Drake, G.B. "Bert" Harrop, Thomas B. McDade, and Russell I. Orr, currently serve as advisory directors of the Company. It is anticipated that Mr. McDade will be re-appointed and Mr. Willis
J. Hargrave, Jr. will be appointed as advisory directors at the annual organizational meeting of the Board that immediately follows the Meeting. In addition, the Board may from time to time appoint additional advisory directors to the Board.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

     COMPENSATION OF DIRECTORS. For the 2000-2001 Board year, which ends on April 23, 2001, non-employee directors and advisory directors of the Company received an annual retainer fee of $25,000 paid in the form of 2,352 shares of Common Stock (with no additional per-meeting fees), pursuant to the Company's 1995 Non-Employee Director Stock Compensation Plan (the "Director Stock Plan"). All of the directors serve on Board committees with no additional per-meeting fees for attending any committee meetings and no additional fees being paid for serving on more than one committee. The Company reimburses the directors for their travel expenses for attending meetings.

     For the 2001-2002 Board year, the number of shares of Common Stock issuable to non-employee directors and advisory directors will be based on an annual retainer fee of $25,000 for service on the Board. The amount of the annual retainer fee to be used in calculating the number of shares issuable to non-employee directors as compensation for their 2001-2002 Board service has been determined by the Director Compensation Committee based upon a number of factors, including available information for comparable public companies and banking organizations, the amounts that have been paid in prior years to directors of the Company, the duties and responsibilities of the directors, and the Company's financial and stock performance. The actual number of shares to be issued to the non-employee directors for their Board and committee service will be determined based upon the closing price of the Common Stock on April 23, 2001, the date the 2001-2002 Board year commences. Directors of the Company who are also employees of the Company do not receive fees for serving on or attending meetings of the Board or any Board committees on which they serve.

     BOARD OF DIRECTORS. During 2000, the Board met four times. All directors attended 75 percent or more of the meetings of the Board and of the committees of the Board on which they served during 2000.

     EXECUTIVE COMMITTEE. The directors who served on the Executive Committee during the 2000-2001 Board year were J. Downey Bridgwater, Raimundo Riojas E., Bruce J. Harper, George Martinez, and Howard Tellepsen. In addition, Travis Jaggers, Donald J. Najvar and Charles M. Neff, who are officers of the Bank, also served on the Executive Committee. The primary function of the Executive Committee is to review the Company's performance and financial condition between Board meetings, recommend and/or approve mergers and acquisitions, policies and nominations to the Board, review and approve significant capital expenditures, and evaluate management. The Executive Committee met eight times during 2000. The members of the Executive Committee also serve as the board of directors of the Bank for purposes of managing the affairs of the Bank and discharging all duties and responsibilities that are imposed on a board of directors of a Texas state banking association and a federally insured depository institution. In accordance with Texas banking regulations, the board of directors of the Bank met twelve times in 2000.

     ASSET QUALITY COMMITTEE. The directors who served on the Asset Quality Committee during the 2000-2001 Board year were J. Downey Bridgwater, Charles B. Castro, Steve F. Retzloff and David B. Moulton. Daryl Bohls, Jimmy G. Cox, Gilbert Hicks, and P. Michael Wells, Jr., officers of the Company and/or the Bank, also served on the Asset Quality Committee during the year. The primary function of the Asset Quality Committee is to provide oversight and guidance with respect to the Company's loan portfolio, lending practices, loan review program, and compliance with loan policies and procedures. The Asset Quality Committee met eight times during 2000.

     AUDIT COMMITTEE. The directors who served on the Audit Committee during the 2000-2001 Board year were G. Edward Powell, Willis J. Hargrave, Jr. and Glenn H. Johnson, a Class III Nominee. The primary function of the Audit Committee is to provide a direct contact between the Company's independent public accounting firm and the financial management of the Company and to assist directors in satisfying their fidiciary obligations to the Company's shareholders. Furthermore, the Audit Committee assists the Board in performing its oversight responsibilities related to corporate accounting, financial reporting practices, the quality and integrity of financial reports as well as compliance with policies and procedures and compliance of the Company's financial statements and internal controls with Federal and State banking and securities regulatory requirements and business ethics. The Audit Committee also evaluates the Company's system of internal controls, the internal audit function and other related areas. The Audit Committee met eight times during 2000. The Charter of the Audit Committee has been attached to this Proxy Statement as Appendix A.

     ASSET/LIABILITY MANAGEMENT COMMITTEE. The Asset/Liability Management Committee for the 2000-2001 Board year included Christian A. Rasch, James J. Kearney, and George Martinez. In addition, Clinton Dunn, Steve Raffaele and Mike Skowronek, officers of the Bank, and Bert Harrop, an advisory director, also served on the Asset/Liability Management Committee during the year. The primary function of the Asset/Liability Management Committee is to provide oversight and guidance with respect to investment and borrowing decisions impacting credit quality of the investment portfolio, interest rate risk sensitivity and liquidity. The Asset/Liability Management Committee met seven times during 2000.

     HUMAN RESOURCES PROGRAMS COMMITTEE. John H. Buck and David L. Hatcher served on the Human Resources Programs Committee during the 2000-2001 Board year. In addition, Thomas B. McDade, an advisory director, also served on the Human Resources Programs Committee during the year. The primary function of the Human Resources Programs Committee is to develop, review, and make recommendations with respect to the Company's executive compensation policies and to make awards under the Company's 1994 Stock Incentive Plan. The Human Resources Programs Committee met eight times during 2000.

     SERVICE QUALITY COMMITTEE. The directors who served on the Service Quality Committee during the 2000-2001 Board year were J. Downey Bridgwater, L.S. "Pat" Brown and James M. Clepper. Bambi McCullough, an officer of the Bank, also served on the Service Quality Committee during the year. The primary function of the Service Quality Committee is to monitor the Company's overall service quality. The Service Quality Committee met eight times during 2000.

     INFORMATION TECHNOLOGY COMMITTEE. The directors who served on the Information Technology during the 2000-2001 Board year were Thomas A. Reiser and Russell Orr, an advisory director. James D. Calaway became a member of the Information Technology Committee upon his election to the Board in October 2000. Freddy Hurst, Glenn W. Rust and Ramon Vitulli, III, officers of the Bank, also served on the Information Technology Committee. The primary function of the Information Technology Committee is to oversee the Company's technology strategy and approve major technology related capital expenditures. The Information Technology Committee met seven times during 2000.

     TRUST ADMINISTRATIVE COMMITTEE. The directors who served on the Trust Administrative Committee during the 2000-2001 Board year were W. Paris Gibbs, Jr., Paul Michael Mann, M.D. and F. Richard Drake, an advisory director. Joseph Klingen, Dennis Short and P. Michael Wells, Sr., officers of the Bank, also served on the Trust Administrative Committee during the year. The primary function of the Trust Administrative Committee is to oversee the trust and asset management operations of the Company, review and ratify new accounts, and approve the products and services offered through the Bank's trust and asset management department. The Trust Administrative Committee met four times during 2000.

     DIRECTOR COMPENSATION COMMITTEE. The directors who served on the Director Compensation Committee during the 2000-2001 Board year were J. Downey Bridgwater and George Martinez. The primary function of the Director Compensation Committee is the administration of the Company's Director Stock Plan. The Director Compensation Committee met once during 2000.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board (which is attached as Appendix A), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee consists of three directors who are independent, as defined by the standards of The Nasdaq Stock Market, Inc. During fiscal year 2000, the Committee met eight times, and following a review by the Committee, the chair of the Committee, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

     In discharging its oversight responsibility with respect to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee also discussed with the auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing.

     The Committee discussed and reviewed with independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's financial statements and the independent auditors have the responsibility for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                                  Audit Committee:
                                                  ---------------
                                                  G. Edward Powell, Chairman
                                                  Willis J. Hargrave, Jr.
                                                  Glenn H. Johnson

     This report by the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

INDEPENDENT ACCOUNTANTS' FEES

AUDIT FEES

     Aggregate fees, including out-of-pocket expenses for professional services rendered by Deloitte & Touche LLP ("Deloitte") in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000 and limited reviews of the Company's unaudited consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ending December 31, 2000 were $221,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2000, Deloitte rendered no professional services to the Company in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     In addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $86,527 were paid to Deloitte during the year ended December 31, 2000, primarily for tax related professional services ($42,300) and systems testing ($44,227).

SELECTION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendations of the Committee and subject to shareholder ratification, the Board has retained Deloitte as the Company's independent accountants for the fiscal year ending December 31, 2001. In recommending to the Board that Deloitte be retained as the Company's independent accountants, the Committee considered whether the provision of non-audit services by Deloitte was compatible with maintaining Deloitte's independence and concluded that it was.

                             EXECUTIVE COMPENSATION

HUMAN RESOURCES PROGRAMS COMMITTEE REPORT

     The following is a report from the Human Resources Programs Committee of the Board describing the policies pursuant to which compensation was paid to executive officers of the Company during 2000.

     The Human Resources Programs Committee of the Board is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. During the 2000-2001 Board year, John C. Buck, David L. Hatcher and Thomas B. McDade, an advisory director, served on the Human Resources Programs Committee. J. Downey Bridgwater, George Martinez and Jeri Sonnier, officers of the Company and/or the Bank, served as liaisons to the Human Resources Programs Committee. The Human Resources Programs Committee prepares a report which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 2000 compensation determinations were made by the Human Resources Programs Committee with respect to the executive officers of the Company.

     The Company believes that compensation of its executive officers should reflect and support the Company's strategic goals, the primary goal being the creation of long-term value for the Company's shareholders while protecting the interests of the depositors of the Company's subsidiary bank. The Human Resources Programs Committee believes that these goals are best served by compensating its executive officers competitively with similarly situated executive officers in the banking industry and rewarding individuals for outstanding contributions to the Company's success.

     Under the guidance of the Human Resources Programs Committee, the Company currently employs a base salary structure in concert with an incentive compensation program that closely aligns compensation with the Company's financial performance. The base salary levels are determined through comparisons of salary levels of executive officers of banking organizations of similar size. In addition, the Human Resources Programs Committee takes into account individual experience and performance and specific issues particular to the Company.

     The Company, following the recommendation of the Human Resources Programs Committee, has adopted an incentive compensation program (the "Incentive Program") primarily for officers of its subsidiary bank, including the named executive officers of the Company. The Incentive Program, the components of which are reviewed annually by the Human Resources Programs Committee, provides that officers will receive incentive compensation equal to a designated percentage of the Company's earnings in excess of those earnings needed to provide a minimum specified return on equity ("ROE"). Since 1995, this earnings threshold has been 12% ROE, with 27% of earnings above the 12% ROE threshold being used to fund the Incentive Program. Eighty percent of the incentive compensation fund is allocated among all of the officers based on a point system relating to salary, level of responsibility, individual performance and, where applicable, bank office and departmental performance. The remaining twenty percent is allocated among both officer and non-officer employees based on bank office, departmental and individual performance.

     In addition, each of the named executive officers participates in the Company-wide employee savings plan (the "Savings Plan"), that includes both the matching of employee contributions and also profit sharing contributions by the Company. The Board determines the amount, presently set at 10% of net earnings before taxes, to be contributed to the Savings Plan on behalf of the participants with respect to a given taxable year, subject to applicable Internal Revenue Service regulations. Quarterly, the Company matches with Common Stock of the Company, one-half of each employee's contributions to the Savings Plan up to 6% of the employee's deferred salary contributions to the Savings Plan. Profit sharing contributions, which are applied first to matching contributions, are allocated to participant accounts based on the ratio which the compensation of each participant bears to the compensation of all participants eligible to participate in the Savings Plan. In 1996, the Company adopted the Sterling Bancshares, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") to enable eligible participants, including the named executive officers of the Company, to make and receive contributions on a tax deferred basis which are otherwise precluded from being credited to their Savings Plan accounts under applicable regulations of the Internal Revenue Service.

     Finally, each of the named executive officers has been selected to participate in the Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as amended and restated (the "Amended and Restated Plan"). Since they had previously been awarded options under the Incentive Stock Plan, none of the named officers were granted any stock options or other awards under the Incentive Stock Plan during 2000, except for the breakthrough stock awards to Messrs. Bridgwater, Rust, Bohls and Roy as discussed more fully below and the stock bonus of 3,000 shares awarded to Mr. Bridgwater in September 2000. In addition to the authority to grant incentive stock options, the Amended and Restated Plan authorizes the Human Resources Programs Committee to make other stock-based incentive awards to executive and other eligible officers.

     Compensation for each of the named executive officers, as well as other senior executives, consists of a base salary and incentive compensation. The Human Resources Programs Committee will continue to monitor the salary levels of the named executive officers to ensure that components of compensation are consistent with the Company's objectives. Generally, the amounts received by the named executive officers from the Incentive Program exceeded 20% of their 2000 compensation. The amounts contributed by the Company to the Savings Plan, the 401(k) Plan matching accounts and the Deferred Compensation Plan accounts of the named executive officers for fiscal year 2000 totaled $107,246.

     In reviewing the 2000 compensation of Mr. Martinez, the Company's Chairman, the Human Resources Programs Committee reviewed his compensation history, executive compensation survey data, and comparative performance information. Based upon such information, the Human Resources Programs Committee determined that a base salary adjustment was warranted and set Mr. Martinez' salary for 2000 at $265,000, a 12.8% increase over 1999. Mr. Martinez participates in the Incentive Program along with all other officers. From the Incentive Program in 2000, Mr. Martinez earned a bonus of $74,013 resulting in 21.8% of his 2000 cash compensation being dependent on the financial performance of the Company. The amount contributed by the Company to the Savings Plan and Deferred Compensation Plan accounts of Mr. Martinez in fiscal year 2000 was $26,704. The Human Resources Programs Committee believes that Mr. Martinez' total compensation is reasonable and competitive based upon compensation survey data and comparative performance information.

                                        Human Resources Programs Committee:
                                        ----------------------------------
                                        John H. Buck, Chairman
                                        David L. Hatcher
                                        Thomas B. McDade, an advisory director



HUMAN RESOURCES PROGRAMS COMMITTEE INTERLOCKS

     During 2000, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Human Resources Programs Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Human Resources Programs Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

     During 2000, no member of the Human Resources Programs Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company, and (iii) had any relationship with the Company required to be disclosed in this section.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return indices of the Russell 2000 Index and the SNL Securities $1 Billion-to-$5 Billion Asset Bank Index for the period between December 31, 1995 and December 31, 2000. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The information on the Company's Common Stock has been adjusted to reflect the three-for-two splits (effected as stock dividends) that were implemented in 1995, 1996, 1997 and 1998.

     The graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts. There can be no assurance the Company's stock performance will continue into the future with the same or similar trends depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                    COMPOSITE OF CUMULATIVE TOTAL RETURN (1)
  RUSSELL 2000, SNL SECURITIES $1 BILLION-$5 BILLION ASSET BANK INDEX (2) AND
                           STERLING BANCSHARES, INC.




                       [Performance Graph Appears Here]



                                                                      PERIOD ENDING
----------------------------------------------------------------------------------------------------------------------
INDEX                                 12/31/95      12/31/96       12/31/97       12/31/98      12/31/99      12/31/00
----------------------------------------------------------------------------------------------------------------------
Sterling Bancshares, Inc.               100.00        164.97         269.03         299.53        228.59        410.06
----------------------------------------------------------------------------------------------------------------------
Russell 2000                            100.00        116.49         142.55         138.92        168.45        163.36
----------------------------------------------------------------------------------------------------------------------
SNL $1B-$5B Bank Index                  100.00        129.63         216.19         215.69        198.23        224.95
----------------------------------------------------------------------------------------------------------------------

(1) Assumes that the value of the investment in the Company, and each index, was $100 on December 31, 1995 and that all dividends were reinvested.

(2) The SNL Securities $1 Billion-to-$5 Billion Asset Bank Index is comprised of all publicly traded banking institutions (125 total institutions) with more than $1 billion and less than $5 billion in total assets as of September 30, 2000.

               EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

     The following sets forth certain information with respect to the current executive officers and other significant employees of the Company.


NAME                        AGE                  POSITION
-------------------------   ---   --------------------------------------
George Martinez              59   Chairman
J. Downey Bridgwater         43   President
Eugene S. Putnam, Jr.        41   Executive Vice President and Chief
                                  Financial Officer
Daryl D. Bohls               49   Executive Vice President and Chief
                                  Credit Officer
Glenn W. Rust                45   Executive Vice President/Operations and
                                  Technology

     Information regarding the business experience of Messrs. Martinez and Bridgwater is set forth under the "Nominees for Election as Directors."

     Eugene S. Putnam, Jr. joined the Company on March 5, 2001 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Putnam served as Senior Vice President of Investor Relations and Corporate Communications for SunTrust Banks, Inc. headquartered in Atlanta, Georgia. Mr. Putnam joined SunTrust from Crestar Financial Corporation that was acquired by SunTrust in 1998. From 1988 to 1998, Mr. Putnam held various senior management positions at Crestar including Director of Investor Relations and Corporate Finance, Consumer Finance Group Strategic Financial Officer and Product Manager in the Corporate Treasury Management area.

     Daryl D. Bohls has been Executive Vice President and Chief Credit Officer since January 1998. From 1995 until January 1998, Mr. Bohls was an Executive Vice President of the Company.

     Glenn W. Rust has been Executive Vice President/Operations and Technology for more than the last five years.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth for 2000, 1999 and 1998 the compensation of
(i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company or the Bank who were serving as executive officers at the end of 2000.

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                  ---------------
                                         ANNUAL COMPENSATION (2)    SECURITIES
           NAME AND                      -----------------------    UNDERLYING          ALL OTHER
      PRINCIPAL POSITION         YEAR     SALARY       BONUS        OPTIONS (3)      COMPENSATION  (4)
------------------------------   ----   ----------   ----------   ---------------   -------------------
George Martinez                  2000     $265,000     $ 74,013              0            $31,954
     Chairman and Chief          1999      235,000       51,047              0             35,829
     Financial Officer           1998      220,000       64,801              0             34,302

J. Downey Bridgwater             2000     $210,000     $133,015              0            $71,635(5)
     President                   1999      165,000       47,741              0             26,741
                                 1998      150,000       42,052         48,564             23,215

Glenn W. Rust                    2000     $149,902     $ 48,935              0            $18,075
     Executive Vice President/   1999      127,200       27,222              0             16,754
     Operations and Technology   1998      120,000       34,414              0             17,977

Daryl D. Bohls                   2000     $142,493     $ 36,505              0            $17,161
     Executive Vice President    1999      127,200       25,642         11,218             15,850
     and Chief Credit Officer    1998      120,000       35,132              0             17,673

Michael A. Roy (1)               2000     $122,193     $ 32,102              0            $14,734
     Former Senior Vice          1999      110,000       23,286              0             12,589
     President and               1998      100,000       28,185              0             17,052
     General Counsel

_____________________

(1)  Mr. Roy resigned from the Company effective March 15, 2001.

(2) Other annual compensation provided to the named executive officers during 2000, 1999, or 1998 did not exceed the disclosure requirements of the rules promulgated by the Securities and Exchange Commission.

(3) Adjusted to reflect the three-for-two stock split that was effected on February 20, 1998.

(4) The amounts in this column reflect the Company's contribution to the Employee Savings Plan for the named executive officers during 2000, 1999, and 1998, together with the Company's contribution for the same years to their 401(k) Plan matching accounts and to their Deferred Compensation Plan accounts. Such amounts, however, do not include (i) trust forfeitures occurring under the terms of the Employee Savings Plan, (ii) earnings on the undistributed balances held pursuant to the Employee Savings Plan for the benefit of participants, (iii) earnings on the undistributed balances of the Deferred Compensation Plan accounts of the named executive officers, or (iv) term life insurance premiums paid by the Company for the benefit of the names executive officers. The amount of such term life insurance premiums for 2000 were as follows, with comparable amounts having been paid in prior reported periods: Martinez, $720; Bridgwater, $720; Bohls, $512; Rust, $538; and Roy, $439.

(5) Includes a stock bonus of 3,000 shares of the Company's Common Stock awarded on September 28, 2000 with a total value of $46,313 based upon the closing price of the Company's Common Stock on that date.

                               STOCK OPTION PLANS

     The Company maintains the 1994 Stock Incentive Plan (the "Stock Incentive Plan") for all of its officers and employees, which is administered by the Human Resources Programs Committee. The Board recommended and the shareholders of the Company approved the amendment and restatement of the 1994 Stock Incentive Plan (the "Amended and Restated Plan") at the 1998 Annual Meeting of Shareholders. A total of 2,000,000 shares are presently issuable under the Amended and Restated Plan prior to its termination in April 2004. The Company is proposing to further amend the Amended and Restated Plan to increase the number of shares issuable under such plan to 2,600,000 (see below). No stock options were granted to either the Company's Chief Executive Officer or any of the Executive Officers named in the Summary Compensation Table during 2000. However, as previously discussed, Mr. Bridgwater was awarded a stock bonus of 3,000 shares of the Company's Common Stock in September 2000 pursuant to the Amended and Restated Plan. Also, as discussed above, Messrs. Rust, Bohls and Roy received breakthrough stock awards during 2000.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning the exercise of stock options during 2000 by the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table, and the fiscal year-end value of unexercised options.



                      OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES


                                                               NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-MONEY
                                                                    OPTIONS AT                             OPTIONS AT
                                                                DECEMBER 31, 2000                    DECEMBER 31, 2000 (1)
                      SHARES ACQUIRED ON     VALUE       ---------------------------------   -----------------------------------
NAME                     EXERCISE (#)      REALIZED($)      EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
----                  ------------------   -----------   -----------------   -------------   -------------------   -------------
George Martinez                -                -               90,261               0            $1,470,650               -
J. Downey Bridgwater           -                -               38,961          25,293               355,879        $161,847
Daryl D. Bohls                 -                -                5,054          12,802                50,777         102,766
Glenn W. Rust                  -                -               28,622             734               441,877           8,053
Michael A. Roy                 -                -               24,860           1,447               321,792          15,876

_____________________
(1) An option is "in the money" if the market value of the Common Stock underlying the option (based on the Nasdaq Stock Market closing price of $19.75 December 31, 2000) exceeds the price of the option.

                           LONG-TERM INCENTIVE PLANS

     The following table sets forth certain information with respect to performance share awards granted to certain of the officers named in the Summary Compensation Table during 2000.

                        LONG-TERM INCENTIVE PLANS TABLE
                           AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                             NUMBER OF SHARES,      PERFORMANCE OR OTHER                      PRICE-BASED PLANS
                              UNITS OR OTHER       PERIOD UNTIL MATURATION    ---------------------------------------------
NAME                            RIGHTS (#)                OR PAYOUT            THRESHOLD (#)    TARGET (#)      MAXIMUM (#)
----                         -----------------     -----------------------    --------------   -----------     ------------
George Martinez
J. Downey Bridgwater
Daryl D. Bohls                     3,600             01/01/00 - 12/31/04             -0-            3,600          9,000
Glenn W. Rust                      3,600             01/01/00 - 12/31/04             -0-            3,600          9,000
Michael A. Roy                     3,600             01/01/00 - 12/31/04             -0-            3,600          9,000

     Effective January 1, 2000, Glenn W. Rust, Daryl D. Bohls and Michael A. Roy were granted breakthrough stock awards pursuant to the Amended and Restated Plan that entitle each to receive stock grants of (i) (A) 1,200 shares of the Company's Common Stock if the earnings per share of the Company increase by more than eighteen percent (18%) but less than twenty-two percent (22%), on a compounded annual basis, between January 1, 2000 and June 30, 2002; or (B) 2,400 shares of the Company's Common Stock if the earnings per share of the Company increase by more than twenty-two percent (22%), on a compounded annual basis, between January 1, 2000 and June 30, 2002; and (ii) (A) an additional 2,400 shares of the Company's Common Stock if the earnings per share of the Company's Common Stock increase by more than eighteen percent (18%) but less than twenty-two percent (22%), on a compounded annual basis, between January 1, 2000 and December 31, 2004; or (B) an additional 4,800 shares of the Company's Common Stock if the earnings per share of the Company increase by more than twenty-two percent (22%), on a compounded annual basis, between January 1, 2000 and December 31, 2004. The named individuals may receive up to additional 1,800 shares of the Company's Common Stock depending upon the retention of employees in the departments that they each manage. Mr. Roy has resigned from the Company and no longer has any right to receive any stock through the award. The maximum number of shares that each of Mr. Rust and Mr. Bohls may receive under this breakthrough stock award is 9,000 shares of the Company. However, the actual number of shares that either may receive under their respective breakthrough stock award, if any, is highly variable, cannot be specifically determined or predicted at this time, and depends upon the Company's performance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company concerning persons who beneficially owned more than 5% of the outstanding Common Stock of the Company as of the Record Date. The table also shows information concerning beneficial ownership by all directors and director nominees, by each of the executive officers named in the Summary Compensation Table and by all directors and officers as a group. The number of shares beneficially owned by each director or officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has the sole or shared voting power or investment power and also shares that the individual has the sole right to acquire within 60 days through the exercise of any stock option or right. Unless otherwise noted, each person listed below has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares listed.


                                  SHARES OF COMMON STOCK         PERCENT
   NAME OF BENEFICIAL OWNER         BENEFICIALLY OWNED           OF CLASS
------------------------------   ------------------------       ----------
Neuberger & Berman, LLC                 1,656,269  (1)            6.30%
605 Third Avenue
New York, NY 10158-3698

Daryl D. Bohls                             67,479  (2)             *
J. Downey Bridgwater                       73,729  (3)             *
L. S. "Pat" Brown                          13,382                  *
John H. Buck                               10,831  (4)             *
James D. Calaway                              769                  *
Charles I. Castro                         238,839                  *
James M. Clepper                           17,470                  *
W. Paris Gibbs, Jr.                       204,056  (5)             *
Bruce J. Harper                             9,882                  *
David L. Hatcher                            8,522                  *
Glenn H. Johnson                          203,923  (6)             *
James J. Kearney                           12,580                  *
Paul Michael Mann, M.D.                   468,358  (7)            1.78%
George Martinez                           701,742  (8)            2.67%
David B. Moulton                          127,494                  *
G. Edward Powell                            2,352                  *
Christian A. Rasch                        814,782  (9)            3.10%
Thomas A. Reiser                           20,057 (10)             *
Steven F. Retzloff                      1,028,802 (11)            3.91%
Raimundo Riojas E.                        278,712 (12)            1.06%
Michael A. Roy                             28,217 (13)             *
Glenn W. Rust                              30,339 (14)             *
Howard T. Tellepsen. Jr.                    8,251                  *

All directors and executive             4,360,568 (15)           16.58%
 officers as a group
 (23 persons)

----------------------
*    Indicates less than one percent.

(1) As reported on a Schedule 13G/A filed on February 6, 2001, and adjusted to reflect beneficial ownership as of the Record Date, Neuberger Berman, Inc. and Neuberger Berman, LLC are the beneficial owners of 1,656,269 shares of Common Stock outstanding of the Company. As stated in the Schedule 13G/A, Neuberger Berman, Inc. and Neuberger Berman, LLC have the sole power to vote 624,294 shares, shared power to vote 1,031,975 shares and shared dispositive power with respect to 1,656,269 shares. Neither Neuberger Berman, Inc. nor Neuberger Berman, LLC have sole dispositive power with respect to any such shares.

(2) Includes 467 shares which are held of record by Mr. Bohls' spouse (who is also employed by the Bank), 2,628 shares held in an individual retirement account by Mr. Bohls' spouse, 5,564 shares held by Mr. Bohls as custodian for the benefit of his children, 8,956 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options granted to Mr. Bohls (3,902 of which vested after December 31, 2000), 2,985 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options granted to Mr. Bohls' spouse (378 of which vested after December 31, 2000), 1,057 shares which have been contributed by the Company to Mr. Bohls' 401(k) plan matching account, and 355 shares which have been contributed by the Company to the 401(k) plan matching account of Mr. Bohls' spouse.

(3) Includes 52,113 shares that could be acquired pursuant to exercise of fully vested outstanding stock options (13,152 of which vested after December 31, 2000) and 1,277 shares which have been contributed by the Company to Mr. Bridgwater's 401(k) plan matching account.

(4) Represents shares owned of record by First Ferguson Financial Partners, a partnership that is controlled by Mr. Buck.

(5)  Includes 75,558 shares that are held of record by Mr. Gibbs' spouse.

(6) Includes 28,535 shares owned of record by the Elliott A. Johnson - Grandchildren Trust, Glenn H. Johnson, Trustee; 30,375 shares owned of record by the Katherine M. Johnson Marital Trust, Glenn H. Johnson, Trustee; 121,500 shares owned of record by Katherine M. Johnson, Mr. Johnson's mother, and managed by Mr. Johnson under a power of attorney; and 13,363 shares held of record by Johnson & Wurzer, P.C., of which Mr. Johnson is the controlling shareholder.

(7) Includes 4,960 shares held by Dr. Mann as trustee under certain trusts, 29,380 shares held in certain trusts for the benefit of Dr. Mann's family, 34,282 shares held by a Mann family limited partnership, and 35,141 shares held of record by Dr. Mann's spouse.

(8) Includes 90,261 shares that could be acquired pursuant to exercise fully vested outstanding stock options and 1,437 shares that have been contributed by the Company to Mr. Martinez' 401(k) plan matching account.

(9) Represents shares owned of record by either Sucsova Investments Corp. or Multiflora International, Inc., companies owned by Mr. Rasch and other members of his family.

(10) Includes 1,500 shares held of record by Technical Risks, Inc., of which Mr. Reiser is the principal shareholder.

(11) Includes (i) 932,588 shares owned of record by Retzloff Industries, Inc., of which Steven F. Retzloff is the controlling shareholder, President and CEO; (ii) 89,491 of the A.F. Retzloff Living Trust, of which Steven F. Retzloff is a trustee; and (iii) 2,528 shares held for the benefit of his children.

(12) Includes 273,586 shares owned by Glencox Investments, Inc., which is principally owned and controlled by Mr. Riojas.

(13) Includes 24,860 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options (1,447 shares of which vested after December 31, 2000) and 519 shares which have been contributed by the Company to Mr. Roy's 401(k) plan matching account.

(14) Represents 29,356 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options (734 shares of which vested after December 31, 2000) and 983 shares which have been contributed by the Company to Mr. Rust's 401(k) plan matching account.

(15) Includes issued and outstanding shares that are beneficially owned as of the Record Date and shares issuable upon the exercise of (i) fully vested outstanding stock options, or (ii) stock options that vest within 60 days of the Record Date.

                              CERTAIN TRANSACTIONS

     Certain of the Company's officers and directors are, or have been in the past, customers of the Company's subsidiary bank and its predecessor banks, and some of the Company's officers and directors are directors, officers or shareholders of entities which are, or have been in the past, customers of such banks. As such customers, they have had transactions in the ordinary course of business with such banks, including outstanding loans. Furthermore, certain of the directors and executive officers are officers, directors and/or shareholders of businesses that perform services from time to time for the Company. All loans made or services obtained were on substantially the same terms as those prevailing at the time for comparable transactions with other unaffiliated persons, and did not involve more than a normal risk of collectability for any credit transactions or otherwise present any other unfavorable features. All credit transactions involving officers and directors, either of the Company or the Bank, are reviewed and approved by the Loan Committee of the Bank and are disclosed and reviewed monthly in the meetings of the Board of the Bank.

                               PROPOSAL NUMBER 2:
                          APPROVAL OF AMENDMENT TO THE
              1994 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED)

     The Board is seeking shareholder approval to amend the 1994 Stock Incentive Plan (as amended and restated) (the "Amended and Restated Plan"). Proxies will be voted "FOR" the proposed amendment unless the shareholders specify otherwise in their proxies. This proposal will be adopted if approved by the affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to vote.

     The Board recommends the approval of the amendment to the Amended and Restated Plan. The amendment was adopted by both the Executive Committee and the Human Resources Programs Committee of the Board on February 26, 2001 and February 22, 2001, respectively, contingent upon its ratification by the Board and approval by the shareholders. The Board believes the Company's success and long-term progress are dependent upon attracting and retaining officers and employees of the Company and its subsidiaries. The Board believes that the number of shares of Common Stock available for issuance under the Amended and Restated Plan is insufficient to fully serve the Company's long-term requirements. The proposed amendment to the Amended and Restated Plan would increase the number of shares available under the Amended and Restated Plan allowing the Company to continue to offer incentive compensation to its employees.

     The only change being proposed to the Amended and Restated Plan is to increase the number of shares of Common Stock of the Company available for awards thereunder from 2,000,000 to 2,600,000 shares in order to generally maintain the 10% ratio of available awards to issued and outstanding shares of Common Stock as was the case when the Stock Incentive Plan was originally adopted.

     The full text of the amendment to the Amended and Restated Plan is set forth in Appendix B to this Proxy Statement. The essential features of the Amended and Restated Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Amended and Restated Plan which is incorporated by reference to the Company's 10-K. All capitalized terms not defined herein shall have the meaning as defined in the Amended and Restated Plan.

                   SUMMARY OF THE AMENDED AND RESTATED PLAN

 TYPES OF AWARDS

     The Amended and Restated Plan permits the granting of any or all of the following types of awards ("Awards"): (i) stock options, including incentive stock options ("ISOs"); (ii) restricted stock; (iii) performance awards; (iv) phantom shares; (v) bonus shares; and (vi) other stock-based awards.

 ELIGIBILITY FOR PARTICIPATION

     All employees, including officers, of the Company or any subsidiary are eligible to receive Awards under the Amended and Restated Plan; however, the Human Resources Programs Committee has the discretion to determine those employees who participate and receive Awards under the Amended and Restated Plan.

 ADMINISTRATION

     The Amended and Restated Plan, in general, is administered by the Human Resources Programs Committee, which is composed of directors appointed by the Board who are not also employees of the Company or an affiliate. The Human Resources Programs Committee selects the participants who will receive Awards, determines the type and terms of Awards to be granted, and interprets and administers the Amended and Restated Plan.

 AMENDMENT AND TERMINATION

     The Board may terminate or amend the Amended and Restated Plan without shareholder approval, except that shareholder approval is required for any amendment that would increase the number of shares available for grant.

 TERM OF THE PLAN

     The Amended and Restated Plan will terminate on April 18, 2004, after which time no additional Awards may be made under the Amended and Restated Plan.

 STOCK OPTIONS

     Stock options granted under the Amended and Restated Plan are subject to the terms and conditions determined by the Human Resources Programs Committee, except that: (i) the option exercise price cannot be less than 100% of the fair market value of a share of Common Stock at the time the option is granted; and
(ii) no option may be exercised more than ten years after it is granted. ISOs may be granted to employees of the Company and its subsidiaries in accordance with the requirements of the Code. The Human Resources Programs Committee determines the form in which payment of the exercise price may be made, which may include cash, shares of Common Stock owned for more than six months, checks, loans, "cashless" broker procedures, other securities or other property, or any combination thereof, having a fair market value on the exercise date equal to the exercise price.

 RESTRICTED STOCK

     The Human Resources Programs Committee determines the employees to whom Restricted Stock will be granted, the number of shares of Restricted Stock to be granted to each participant, the duration of the restriction period, the conditions under which the Restricted Stock may be forfeited to the Company and other terms and conditions of Awards of Restricted Stock. Restricted Stock may not be disposed of by the participant until the restrictions specified in the Award expire. The participants have, with respect to Restricted Stock, the right to vote the shares and, unless otherwise determined by the Committee, the right to receive any cash dividends. Except as otherwise determined by the Human Resources Programs Committee, upon termination of a participant's employment for any reason during the restriction period, all Restricted Stock will be forfeited by the participant.

 PERFORMANCE AWARDS

     Performance Awards, which consist of a right payable in cash, shares of Common Stock, other securities or other property, may be granted upon the achievement of specific performance goals. Performance goals include, but are not limited to, the attainment of target levels of financial performance. The Human Resources Programs Committee determines the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

 BONUS SHARES

     The Human Resources Programs Committee may deliver shares of Common Stock to any eligible employee as additional compensation for the employee's services to the Company.

 PHANTOM SHARES

     An Award of Phantom Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the fulfillment of such conditions, including the achievement of performance of goals and/or the performance of services, as the Human Resources Programs Committee may specify. Prior to the delivery of the Phantom Shares, the participant has no right to transfer any rights under his or her Award and no rights as a shareholder with respect to the shares covered by the Award, except as to phantom dividends that the Human Resources Programs Committee may elect to credit in a bookkeeping account.

 OTHER STOCK-BASED AWARDS

     In its discretion, the Human Resources Programs Committee may grant other forms of Awards based on, payable in, or otherwise related in whole or in part to the Common Stock. Subject to the terms of the Amended and Restated Plan, the Human Resources Programs Committee shall determine the terms and conditions of any such other stock-based awards.

 CHANGE IN CONTROL

     In the event of a "Change in Control," as defined in the Amended and Restated Plan, the exercise or vesting date of all Awards shall automatically accelerate in full and the Human Resources Programs Committee may, subject to certain provisions, cause any outstanding Award to be assumed, or a new right substituted therefor, by the acquiring or surviving corporation.

 ADJUSTMENTS

     In the event the Human Resources Programs Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other similar corporate transaction or event affects the Common Stock so that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the Amended and Restated Plan, then the Human Resources Programs Committee shall adjust any or all of the Awards.

 WITHHOLDING TAXES

     In general, a participant will be required to pay the Company the applicable withholding taxes with respect to the compensation income realized or make other arrangements satisfactory to the Company for the payment of such taxes.

 PERFORMANCE GOALS AND INDIVIDUAL LIMITATIONS

     The performance goals applicable to Awards intended to qualify for the exemption from the $1 million deduction limitation of Section 162(m) of the Code for non-performance based compensation will be based upon the attainment of such target levels of net income, cash flow, return on equity, deposits, loans, profits, earnings per share, stock price and/or non-performing or classified loans as may be specified by the Human Resources Programs Committee with respect to the Company, a subsidiary or a bank office. Which factor or factors, the weighting of the same, and the use of peer group comparisons will be determined by the Human Resources Programs Committee with respect to each Award.

     The maximum amount of Performance Awards that may be granted to any individual in any year is limited to $1,000,000 and the maximum number of Options, shares of Restricted Stock, Phantom Shares or Other Stock-Based Awards that any individual may be granted in any year, with respect to each type of Award, is limited to 100,000 shares.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS THE PROXY SPECIFIES OTHERWISE.

                               PROPOSAL NUMBER 3:
                          RATIFICATION AND APPROVAL OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed Deloitte & Touche LLP as its independent audit firm for fiscal year 2000, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has served as the Company's independent audit firm since 1988. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make a statement at the Meeting if they desire to do so. They will also be available to respond to appropriate questions of Shareholders at the Meeting.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS THE PROXY SPECIFIES OTHERWISE.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and holders of more than 10% of the Company's outstanding Common Stock are required to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

     Due to inadvertence in connection with small transactions involving the Company's Common Stock, primarily related to the Company's contribution of its Common Stock pursuant to the employees' contributions to the Company's 401(k) employee savings plan and the Company's inability to obtain information in a timely manner from the plan's recordkeeper, three executive officers, Messrs. Bridgwater, Martinez and Bohls did not timely file reports on Form 5 to reflect changes in their respective beneficial ownership during 2000. Upon discovery of such inadvertent omission, all such transactions have been reported to the SEC. Based solely upon the information provided to the Company by its directors, executive officers and ten percent beneficial owners, the Company believes that all other filings required under Section 16(a) of the Exchange Act have been made.

        SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any proposal of shareholders to be included in the Company's proxy statement relating to the Company's 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices no later than December 27, 2001; such proposal must also have complied with the Company's Restated By-Laws and Rule 14a-8 if the proposal is to be considered for inclusion in the Company's proxy statement for such meeting. The Company must receive notice of any shareholder proposal to be brought before the meeting outside the process of Rule 14a-8 at the Company's principal executive offices not less than 45 days nor more than 180 days prior to the meeting; provided, if the Company gives notice or prior public disclosure of the date of the annual meeting less than 50 days before the meeting, such shareholder's notice must be received not later than the close of business on the seventh day following the date on which the Company's notice of the date of the annual meeting was mailed or public disclosure made. The form of such shareholder notice must also comply with the Company's By-Laws. Shareholder proposals should be submitted to the Secretary of the Company at 15000 Northwest Freeway, Houston, Texas 77040.

                        ADDITIONAL FINANCIAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K, including any financial statements, schedules and exhibits thereto, may be obtained without charge by written or oral request to James W. Goolsby, Jr., Assistant Secretary, Sterling Bancshares, Inc., 15000 Northwest Freeway, Houston, Texas 77040, telephone
(713) 466-8300.

OTHER MATTERS

     The management of the Company knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                                     By order of the Board of Directors,

                                     /s/ James W. Goolsby, Jr.
                                     James W. Goolsby, Jr.
                                     Assistant Secretary

                                  APPENDIX A
                                  ----------

                          [STERLING BANCSHARES LOGO]

                                       &

                             [STERLING BANK LOGO]

                                    CHARTER
                                    OF THE
                                AUDIT COMMITTEE
                            ORIGINATED OCTOBER 1992
                          LATEST REVISION APRIL 2000

PURPOSE
-------

1. The Audit Committee is authorized by the Board of Directors of Sterling Bancshares, Inc. (referred to in this charter as the "Bank") to provide a direct contact between the independent public accounting firm and the financial management of the Bank in order to assist the Directors in satisfying their fiduciary obligations to the Banks' shareholders. Furthermore, the Audit Committee will assist the Board of Directors in performing its oversight responsibilities related to corporate accounting, financial reporting practices, the quality and integrity of financial reports as well as compliance with policies and procedures, and compliance of the Bank's financial statements and internal controls with Federal and State banking and securities regulatory requirements and business ethics, and to evaluate the Bank's system of internal controls, the internal audit function, and other related areas.

2. The Audit Committee's practices and procedures are intended to comply with the recommendations and good practice guidelines specified in the Report of the National Commission on Fraudulent Financial Reporting - October 1987 (the "Treadway Commission Report"), the applicable provisions of the FDIC Improvement Act of 1991 ("FDICIA"), and the terms identified in the Blue Ribbon Committee Report on Improving the Effectiveness of Corporate Audit Committees - February 1999 ("Blue Ribbon Report").

MEMBERSHIP
----------

1. The Audit Committee will be appointed annually by the Board of Directors and will be comprised of not less than three qualified outside directors. An outside Director is an individual who was neither an officer nor employee of the Bank or any affiliate.

2. Each Member shall be an independent outside Director as defined in the Blue Ribbon Report. No Member of the Audit Committee shall be an active or retired employee of the Bank. The Members shall be independent of the management of the Bank and the Bank Holding Company as well as free from material relationships; personal, financial, or otherwise that, in the opinion of the Board of Directors, would interfere with their independent judgement as an Audit Committee Member.

3. Based on the SEC approved amendments to Nasdaq's independent director and audit committee listing standards, a director will not be considered "independent" if, among other things, he or she has:

   . been employed by the corporation or its affiliates in the current or past three years;

   . accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or nondiscretionary compensation); An immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

   . been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

   . been employed as an executive of another entity where any of the company's, (i.e. the Bank's) executives serve on that entity's compensation committee.

4. Directors who owned or controlled, within the preceding year, assets representing 10% or more of any outstanding class of voting securities of the Bank shall be considered non-independent for purposes of Audit Committee membership.

5. Each Member of the Audit Committee will have a working knowledge of basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

GENERAL RESPONSIBILITIES
------------------------

1. The Audit Committee will provide reasonable assurance to the Board of Directors that the financial and regulatory affairs of the Bank are properly conducted, supervised and reported.

2. The Audit Committee will maintain free and open communication with the Board of Directors, independent auditors, the internal audit manager, legal counsel, financial management, and, as necessary, banking examiners and other regulatory authorities.

3. Hold regular meetings of the Audit Committee at least four times annually, and more frequently if determined necessary by the Chairman of the Audit Committee, in order to review and discuss those specific matters regarding the Bank's financial reporting, regulatory compliance, internal controls and other related practices, procedures and policies with respect to which the Audit Committee has oversight responsibility.

4. Maintain minutes of all Audit Committee meetings regarding the results of discussions concerning the topics set forth in the agenda and other business items addressed. Report any matters that are deemed to warrant attention to the Board of Directors.

5. Evaluate whether the Board of Directors has committed sufficient financial resources to the Audit Committee to enable it to satisfy its responsibilities, including the engagement of special counsel when necessary.

6. Ensure that a reporting system exists to promptly notify the Audit Committee of any violations of applicable laws, rules or regulations; investigate such matters within the purview of the Audit Committee's oversight responsibilities; retain outside counsel for assistance if necessary; and confirm that such violations and corrective actions are reported to the appropriate regulatory agencies.

7. Review management's corrective action responses to resolve practices identified by internal or external auditors or examiners relating to compliance with Federal and State bank regulatory requirements.

RESPONSIBILITIES AND AUTHORITY - INTERNAL AUDIT DEPARTMENT
----------------------------------------------------------

1. Review and approve the Internal Audit Department's Annual Budget as well as periodically assess the staffing level to determine whether the department is adequately staffed to provide sufficient audit coverage.

2. Review the results of each audit, investigation, and special project conducted by the Internal Audit Department as well as monitor and evaluate the performance of the Internal Audit Department.

3. Review and evaluate management's responses addressing corrective action in regard to each audit.

4. Discuss any difficulties the Internal Audit Department encountered while conducting audits, including any restrictions on scope of their work or access to required information.

5. Review periodically with Bank management the internal audit function and the independent audit pertaining to the Bank's Information Technology procedures, internal controls and security programs related to safeguarding the Bank's assets against theft, loss or other possible fraud.

6. Review regularly the Suspicious Activity Reports filed with the Financial Crimes Enforcement Network of the Department of the Treasury (FinCEN). Disclose to the Board of Directors serious crimes or insider malfeasance.

7. Review, on a regular basis, the Audit Committee Charter and the Internal Audit Department Policies and Procedures Manual for propriety.

RESPONSIBILITIES AND AUTHORITY - INDEPENDENT ACCOUNTANT OVERSIGHT
-----------------------------------------------------------------

1. Recommend to the Board of Directors the independent public accounting firm to perform the annual audit of the Bank's financial statements and to issue any management letters regarding the Bank's internal controls or that may otherwise be required by FDICIA or other applicable law.

2. The Audit Committee will review and assess any fees paid to the independent public accountants as well as review and recommend to the Board of Directors for approval the dismissal of the independent public accounting firm. The Audit Committee will ascertain that the external auditor is aware that they are ultimately accountable to the Board of Directors and the Audit Committee.

3. Obtain an appropriate written representation annually from the independent public accounting firm assuring their independence associated with the financial engagement as well as other management consulting services that may be provided to the Bank. In the event that relationships may exist which might have an impact on its independence and objectivity, the public accounting firm will disclose this information to the Audit Committee such that the appropriate action is taken to ensure their independence is maintained.

4. Meet with the independent public accounting firm and Bank management prior to commencement of the annual audit to review the audit scope; the procedural plans to be used; the audit report anticipated to be issued; the audit timing; and the proposed audit fee. The Audit Committee requires the independent public accountants to conduct a SAS71 Interim Financial Review prior to the filing of each quarterly report to shareholders (Form 10-Q).

5. A letter should be obtained from the independent public accounting firm concerning any significant weaknesses or deficiencies with internal controls that are discovered during the financial engagement.

6. The committee should discuss with management and the independent public accounting firm the substance of any significant issues raised by counsel concerning litigation, contingencies or other claims, and how such matters affect the financial statements.

7. Review, consider and monitor practices, procedures and policies related to the Bank's financial and regulatory reporting responsibilities including, but not limited to, the following:

    A. Compliance with GAAP, SEC and FDIC reporting requirements, including representations and disclosures made in annual and quarterly reports, proxy statements and all other required filings.

    B. Review with management and the independent public accounting firm their assessment of the adequacy of the Bank's internal control system, and the resolution of identified material weaknesses and reportable conditions in internal controls.

    C. Evaluate of the performance of the independent public accounting firm and its professional relationship with the Bank.

    D. Review the audit opinion and audited financial statements with the independent public accounting firm before the report is finalized; obtain the independent public accountant's evaluation of the competence of financial and accounting personnel; discuss and resolve disagreements between the independent public accounting firm and Bank management; and evaluate and monitor recommendations for improvement of internal control deficiencies and compliance weaknesses identified by the independent public accounting firm.

    E. Review the independent accountant's qualitative judgements concerning the propriety, not just the acceptability, of the Bank's accounting principles and financial disclosures as well as how aggressive (or conservative) the approach involving the accounting principles and underlying estimates.

    F. Review with Bank management and the independent public accounting firm major accounting policies and reporting disclosures affecting annual and quarterly financial statements.

    G. Review with management and the independent public accounting firm the basis for management's report on internal controls and compliance, and the accountant's report on management's assessments and the holding company's consolidated financial statements.

8. The Audit Committee will listen to management and the primary independent auditor if either think there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

ETHICS AND BUSINESS CONDUCT

1. Review compliance by directors, officers and employees with the Bank's Code of Ethics as part of the ongoing oversight of the effectiveness of internal controls and, when detected, report unresolved violations to the Board of Directors.

    Monitor compliance with the Bank's policies regarding related party transactions and potential conflicts of interest.

                                  APPENDIX B
                                  ----------


                                FIRST AMENDMENT
                                    TO THE
                           STERLING BANCSHARES, INC.
                           1994 STOCK INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)

  WHEREAS, there is reserved to the Board of Directors ("Board") of Sterling Bancshares, Inc. in Section 7 of the Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as amended and restated) (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

  WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;

  NOW, THEREFORE, subject to the following, Section 4(a) of the Plan is hereby amended effective on the date of the 2001 Annual Meeting of Stockholders of the Company to read as follows:

          "(a) Shares Available. Subject to adjustment as provided in Section 4(c) the number of Shares with respect to which Awards may be granted under the Plan shall be 2,600,000. If any Award is forfeited or otherwise terminates or is cancelled without the delivery of Shares, then the Shares covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted."

  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

  Notwithstanding the foregoing, in the event the stockholders of the Company do not approve this First Amendment at the 2001 Annual Meeting of Stockholders of the Company, this First Amendment shall be null and void for all purposes.

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF SHAREHOLDERS
                           STERLING BANCSHARES, INC.


                                APRIL 23, 2001






                Please Detach and Mail in the Envelope Provided



A  [X]  Please mark your
        votes as in this
        example.

         FOR all nominees              WITHHOLD
        listed to the right           AUTHORITY
      (except as marked to the   to vote for all nominees
            contrary below)           listed at right

1.  ELECTION OF   [_]                    [_]              NOMINEES:                                            FOR  AGAINST  ABSTAIN
    SEVEN CLASS                                               J. Downey Bridgwater  2. Proposal to amend the   [_]    [_]      [_]
    III DIRECTORS                                             John H. Buck             Sterling Bancshares, Inc. 1994 Stock
    for a three year                                          James D. Calaway         Incentive Plan (as amended and restated)
    term ending at the 2004 Annual Meeting of Shareholders.   Bruce J. Harper          as more fully described in the Proxy
                                                              Glenn H. Johnson         Statement.
INSTRUCTION: To withhold authority to vote for any            George Martinez
individual nominee, write that nominee's name on the          Steven F. Retzloff    3. Ratification of the     FOR  AGAINST  ABSTAIN
line below:                                                                            appointment of Deloitte [_]    [_]      [_]
                                                                                       & Touche LLP as the Company's independent
____________________________________________________                                   public accountants for the fiscal year ending
                                                                                       December 31, 2001.

                                                                                    4. In their discretion, the proxies are
                                                                                       authorized to vote upon other business as
                                                                                       may properly come before the meeting or
                                                                                       adjournment thereof.  Either of the proxies
                                                                                       or their respective substitutes, who shall
                                                                                       be present and acting, shall have and may
                                                                                       exercise all the powers hereby granted.

                                                                                    THE SHARES OF STOCK REPRESENTED BY THIS PROXY
                                                                                    WILL BE VOTED AS DIRECTED.

                                                                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                                                    PROPOSALS 1, 2 AND 3 AND UNLESS A CONTRARY
                                                                                    CHOICE IS SPECIFIED, THE SHARES OF STOCK
                                                                                    REPRESENTED BY THIS PROXY WILL BE VOTED FOR
                                                                                    THE PROPOSALS.

                                                                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                    CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

                                                                                                              Change of Address [_]

Signature(s)----------------------------------------------------------------------    Dated ------------------   , 2001

Note:  (Please sign exactly as name appears above.  For joint accounts, each joint owner should sign.  Executors, administrators, trustees should also indicate when signing.

                           STERLING BANCSHARES, INC.
            Proxy Solicited on Behalf of the Board of Directors of
        the Company for the Annual Shareholder's Meeting April 23, 2001

The undersigned, hereby revoking all prior proxies, hereby appoints George Martinez and James W. Goolsby, Jr., and each of them, his true and lawful agents and proxies, with full and several power of substitution, to represent and to vote all the shares of Common Stock of STERLING BANCSHARES, INC. standing in the name of the undersigned and with respect to which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of STERLING BANCSHARES, INC. to be held on April 23, 2001 at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056, and at any adjournment(s) thereof, on all matters coming before the meeting.

(change of address)

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(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

         (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON OTHER SIDE)